                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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    RULE 14A-6(E)(2))
[ ] Definitive Proxy Statement
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[ ] Soliciting Material Under Rule 14a-12

                            RIM SEMICONDUCTOR COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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          pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.

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    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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================================================================================

                            RIM SEMICONDUCTOR COMPANY
                         305 NE 102nd Avenue, Suite 105
                             Portland, Oregon 97220

                                 March __, 2006


Dear Shareholder:

     I am pleased to invite you to Rim Semiconductor Company's 2006 Annual Meeting of Shareholders. The meeting will be held at 10:00 a.m. on Tuesday, April 11, 2006 at the Hotel Vintage Plaza in Portland, Oregon.

     At the meeting, you and the other shareholders will be asked to (1) elect directors; (2) ratify the appointment of Marcum & Kliegman, LLP as our independent public accountants for the current fiscal year; (3) approve amendments to Article IV of our Articles of Incorporation to increase our authorized common stock, amend Section B(2) of Article IV relating to our preferred stock, and delete Paragraph (C) of Article IV (regarding the reverse stock split effected by the Company in 2000); and (4) amend our Articles of Incorporation to cancel the designations of our Series A through G preferred stock.

     You will also have the opportunity to hear what has happened in our business in the past year and to ask questions. You will find other detailed information about our operations, including our audited financial statements, in the enclosed annual report.

     Your vote is very important. We encourage you to read this proxy statement and vote your shares as soon as possible. A return envelope for your proxy card is enclosed for convenience. You also may have the option of voting by using a toll-free telephone number. Instructions for using this service is included on the proxy card.

     Thank you for your continued support of Rim Semiconductor Company. We look forward to seeing you on April 11th.

                                           Very truly yours,



                                           Brad Ketch
                                           President and Chief Executive Officer

                            RIM SEMICONDUCTOR COMPANY
                         305 NE 102nd Avenue, Suite 105
                             Portland, Oregon 97220


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 11, 2006

     Notice is hereby given that Rim Semiconductor Company ("Rim Semiconductor") will hold its 2006 Annual Meeting of Shareholders at 10:00 a.m. on Tuesday, April 11, 2006 at the Hotel Vintage Plaza, 422 SW Broadway, Portland, Oregon 97205.

     We are holding this meeting:

     o To elect four directors to serve until the 2007 Annual Meeting of Shareholders and their successors are elected and qualified;

     o To ratify the appointment of Marcum & Kliegman, LLP as our independent public accountants;

     o To approve an amendment to Article IV of our Articles of Incorporation to increase our authorized common stock from 500 million shares to 900 million shares;

     o To approve an amendment to Section B(2) of Article IV of our Articles of Incorporation relating to our preferred stock;

     o To approve an amendment to Article IV of our Articles of Incorporation to delete Paragraph (C) of Article IV (regarding the reverse stock split effected by the Corporation in 2000);

     o To amend our Articles of Incorporation to cancel the designations of our Series A through G preferred stock; and

     o    To transact any other business that properly comes before the meeting.

     Your Board of Directors recommends that you vote in favor of each of the proposals outlined in this proxy statement.

     Your Board of Directors has selected February 27, 2006 as the record date for determining shareholders entitled to vote at the meeting. A list of shareholders on that date will be available for inspection at our corporate headquarters, 305 NE 102nd Avenue, Suite 105, Portland, Oregon 97220, for at least ten days before the meeting. The list also will be available for inspection at the meeting.

     This notice of annual meeting, proxy statement, proxy and our 2005 Annual Report to Shareholders are being mailed to shareholders on or about March ___, 2006.


                                           Brad Ketch
                                           President and Chief Executive Officer

                                TABLE OF CONTENTS

QUESTIONS & ANSWERS ...........................................................1

INFORMATION CONCERNING OUR BOARD OF DIRECTORS..................................4
         Committees of the Board of Directors..................................4
         Compensation Committee Interlocks and Insider Participation...........5
         Compensation of Directors.............................................5
         Shareholder Communications with the Board of Directors................5

STOCK PERFORMANCE GRAPH .......................................................6

BENEFICIAL OWNERSHIP OF CERTAIN SHAREHOLDERS, DIRECTORS AND EXECUTIVE
OFFICERS.......................................................................7

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE........................7

EQUITY COMPENSATION PLAN INFORMATION...........................................8
          Non-Shareholder Approved Plans.......................................8

INFORMATION CONCERNING OUR MANAGEMENT.........................................10
         Executive Compensation...............................................10
         Option Grants in the Last Fiscal Year ...............................11
         Aggregate Options Exercised in 2005 and Year-End Option Values.......11
         Employment Agreements with Executive Officers .......................11
         Certain Relationships and Related Transactions.......................12

AUDIT COMMITTEE MATTERS.......................................................12
          Audit Committee Report..............................................12
          Independent Auditor Fee Information.................................13

COMPENSATION COMMITTEE REPORT.................................................14
         2005 Compensation for the Chief Executive Officer....................15

ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS ...................................15
          Shareholder Proposals...............................................15
          Board Nominations...................................................16

WHERE YOU CAN FIND MORE INFORMATION ..........................................16


                                     Page i

                PROPOSALS FOR CONSIDERATION AT THE ANNUAL MEETING
                -------------------------------------------------

ITEM 1. ELECTION OF DIRECTORS.................................................17

ITEM 2. RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS........................18

ITEM 3. AMENDMENT TO ARTICLE IV OF OUR ARTICLES OF INCORPORATION TO
        INCREASE OUR AUTHORIZED COMMON STOCK..................................19
        Reasons for the Amendment.............................................19
        Proposed Amendment....................................................20
        Required Vote; Board Recommendation...................................20

ITEM 4. AMENDMENT TO SECTION B(2) OFARTICLE IV OF OUR ARTICLES OF
        INCORPORATION RELATING TO OUR PREFERRED STOCK.........................20
        Proposed Amendment....................................................21
        Required Vote; Board Recommendation...................................22

ITEM 5. AMENDMENT TO ARTICLE IV OF OUR ARTICLES OF INCORPORATION TO
        DELETE PARAGRAPH (C) OF ARTICLE IV....................................22
        Required Vote; Board Recommendation...................................22

ITEM 6. AMENDMENT TO OUR ARTICLES OF INCORPORATION TO CANCEL THE
        DESIGNATIONS OF OUR SERIES A THROUGH G PREFERRED STOCK................22
        Required Vote; Board Recommendation...................................23


                                     Page ii

                               QUESTIONS & ANSWERS
                               -------------------

1.   WHAT IS A PROXY?

     It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Brad Ketch and Ray Willenberg, Jr. have been designated as proxies for the 2006 Annual Meeting of Shareholders.

2.   WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

     The record date for the 2006 Annual Meeting of Shareholders is February 27, 2006. The record date is established by the Board of Directors. Shareholders of record (registered shareholders and street name holders) at the close of business on the record date are entitled to:

     (a)  receive notice of the meeting; and
     (b) vote at the meeting and any adjournments or postponements of the meeting.

3. WHAT IS THE DIFFERENCE BETWEEN A REGISTERED SHAREHOLDER AND A SHAREHOLDER WHO HOLDS STOCK IN STREET NAME?

     If your shares of stock are registered in your name on the books and records of our transfer agent, you are a registered shareholder. If your shares of stock are held for you in the name of your broker or bank, your shares are held in street name. The answer to Question 10 describes brokers' discretionary voting authority and when your bank or broker is permitted to vote your shares of stock without instructions from you.

4.   WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES?

     (a) In Writing: All shareholders of record can vote by mailing in their completed proxy card (in the case of registered shareholders) or their completed vote instruction form (in the case of street name holders).

     (b) By Telephone and Internet Proxy: All registered shareholders of record also can vote their shares of common stock by touchtone telephone from the United States and Canada, using the toll-free telephone number on the proxy card, or by the Internet, using the procedures and instructions described on the proxy card and other enclosures. Street name holders of record may vote by telephone or the Internet if their banks or brokers make those methods available. If that is the case, each bank or broker will enclose instructions with the proxy statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate shareholders' identities, to allow shareholders to vote their shares, and to confirm that their instructions have been properly recorded. If you vote by telephone, your vote must be received by 11:59 p.m., Eastern Time on April 10, 2006, the day before the meeting. Your shares will be voted as you indicate.

     (c) In Person: All shareholders may vote in person at the meeting (unless they are street name holders without a legal proxy).

5.   WHO IS ENTITLED TO VOTE?

     Only those who owned Rim Semiconductor's common stock at the close of business on February 27, 2006 (the record date for the Annual Meeting) can vote. If you owned common stock on the record date, you have one vote per share for each matter presented at the Annual Meeting.

6.   WHAT AM I VOTING ON?

     Six items: (1) the election of Brad Ketch, Ray Willenberg, Jr., Thomas J. Cooper and Jack L. Peckham to our Board of Directors; (2) the ratification of Marcum & Kliegman, LLP as our independent public accountants for the current fiscal year; (3) approval of an amendment to Article IV of our Articles of Incorporation to increase our authorized common stock from 500 million shares to 900 million shares; (4) approval of an amendment to Section B(2) of Article IV of our Articles of Incorporation relating to our preferred stock; (5) approval of an amendment to Article IV of our Articles of Incorporation to delete Paragraph (C) of Article IV (regarding the reverse stock split effected by the Corporation in 2000); and (6) approval of an amendment to our Articles of Incorporation to cancel the designations of our Series A through G preferred stock.

7.   WHO IS SOLICITING MY PROXY?

     We, the Board of Directors of Rim Semiconductor, are sending you this proxy statement in connection with our solicitation of proxies for use at the Annual Meeting. Certain directors, officers and employees of Rim Semiconductor also may solicit proxies on our behalf by mail, phone, fax or in person.

8.   WHO IS PAYING FOR THIS SOLICITATION?

     Rim Semiconductor will pay for this solicitation of proxies. Rim Semiconductor also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses in forwarding our proxy materials to the beneficial owners of Rim Semiconductor Common stock.

9.   HOW CAN I REVOKE A PROXY?

     Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person -- by voting you automatically revoke your proxy. You also may revoke your proxy at any time before the voting by giving the Secretary of Rim Semiconductor written notice of your revocation or by submitting a later-dated proxy.

10.  WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

     Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on certain "routine" matters.

     The election of directors and the ratification of the selection of Marcum & Kliegman, LLP as independent auditors of the Company are considered routine matters for which brokerage firms may vote unvoted shares. The other proposals to be voted on at our meeting are not considered "routine" under New York Stock Exchange rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a broker non-vote.

11. HOW WILL MY PROXY BE VOTED IF I DO NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

     If you return your proxy card but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of the four nominees for director named in this proxy statement, FOR ratification of Marcum & Kliegman, LLP as our independent public accountants, and FOR the amendments to our Articles of Incorporation.

12.  WHAT CONSTITUTES A QUORUM?

     Voting can take place at the Annual Meeting only if shareholders owning shares representing a majority of the total number of votes entitled to be cast are present in person or represented by effective proxies. On the record date, there were _____________ shares of our Common stock outstanding. Both abstentions and broker non-votes are counted as present for purposes of establishing the quorum necessary for the meeting to proceed.

13.  WHAT VOTE OF THE SHAREHOLDERS WILL RESULT IN THE MATTERS BEING PASSED?

     ELECTION OF DIRECTORS. Director nominees need the affirmative vote of holders of a plurality of the shares represented in person or by proxy at the Meeting to be elected. The four nominees receiving the greatest number of votes at the Meeting will be deemed to have received a plurality of the voting power present. Neither abstentions nor broker non-votes will have any effect on the election of directors.

     RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS. To ratify the appointment of Marcum & Kliegman, LLP as our independent public accountants for the current fiscal year, shareholders holding a majority of the shares represented in person or by proxy at the Meeting must affirmatively vote to approve the matter. Abstentions have the same effect as votes "against" the proposal, while broker non-votes have no effect.

     APPROVAL OF THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION. To approve these items, shareholders holding a majority of the total voting power of the common stock must affirmatively vote to approve the matter. Abstentions and broker non-votes have the same effect as votes "against" the proposal.

14.  HOW DOES THE BOARD RECOMMEND THAT I VOTE ON THE MATTERS PROPOSED?

     The Board of Directors of Rim Semiconductor unanimously recommends that shareholders vote FOR each of the proposals submitted at this year's Annual Meeting.

15.  WILL THERE BE OTHER MATTERS PROPOSED AT THE ANNUAL MEETING?

     Rim Semiconductor's bylaws limit the matters presented at the Annual Meeting to those in the notice of the meeting (or any supplement), those otherwise properly presented by the Board of Directors and those presented by shareholders so long as the shareholder complies with certain advance notice requirements. Please refer to the section of this proxy statement captioned "Annual Meeting Advance Notice Requirements" for a description of these requirements. We do not expect any other matter to come before the Annual Meeting. However, if any other matter is presented, your signed proxy gives the individuals named as proxies authority to vote your shares in their discretion.

                  INFORMATION CONCERNING OUR BOARD OF DIRECTORS
                  ---------------------------------------------

     The primary responsibility of the Board of Directors is to foster the long-term success of the Company, consistent with its fiduciary duty to the shareholders. The Board has responsibility for establishing broad corporate policies, setting strategic direction and overseeing management, which is responsible for the day-to-day operations of the Company. In fulfilling this role, each director must exercise his good faith business judgment of the best interests of the Company.

     The Board holds an annual organizational meeting immediately following the Annual Meeting of Shareholders. All Board members are expected to attend our Annual Meeting, unless an emergency prevents them from doing so. At our 2005 Annual Meeting, all members of the Board were present.

     The Board of Directors met one time during the fiscal year ended October 31, 2005. No director who served during the 2005 fiscal year attended fewer than 75% of the meetings of the Board and of committees of the Board of which he was a member. A number of actions were taken by unanimous consent in lieu of a meeting during the fiscal year ended October 31, 2005. In addition to regularly scheduled meetings, a number of directors were involved in numerous informal meetings with management, offering valuable advice and suggestions on a broad range of corporate matters.

     Each director holds office until the next annual meeting of shareholders and until his successor is duly elected and qualified. Any vacancy occurring in the Board of Directors may be filled by the shareholders, the Board of Directors, or if the Directors remaining in office constitute less than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of the Directors remaining in office. A director elected to fill a vacancy is elected for the unexpired term of his predecessor in office. Any directorship filled by reason of an increase in the number of directors shall expire at the next shareholders' meeting in which directors are elected, unless the vacancy is filled by the shareholders, in which case the term shall expire on the later of (i) the next meeting of the shareholders or (ii) the term designated for the director at the time of creation of the position being filled.

COMMITTEES OF THE BOARD OF DIRECTORS
------------------------------------

     Our Board of Directors operates with the assistance of the Audit Committee and the Compensation Committee. Due to the small size of our Board, we do not presently maintain a formal nominating committee. The entire Board participates in the process of nominating candidates for the Board of Directors.

     The function of the Audit Committee is to:

     o make recommendations to the full Board of Directors with respect to appointment of the Company's independent public accountants; and

     o meet periodically with our independent public accountants to review the general scope of audit coverage, including consideration of our accounting practices and procedures, our system of internal accounting controls and financial reporting.

     The Audit Committee held four meetings in fiscal 2005. Ivan Berkowitz resigned from the Audit Committee in March 2005 upon his resignation as a director of the Company. Jack L. Peckham was appointed to the Audit Committee in 2005, and is presently the sole member of the committee. The Board of directors has determined that Mr. Peckham is an "Audit Committee Financial Expert" for purposes of the SEC's rules. The Board believes that Mr. Peckham meets the independence criteria set out in Rule 4200(a)(14) of the Marketplace Rules of the National Association of Securities Dealers and the rules and other requirements of the SEC. For additional information regarding the Audit Committee, see the section of this Proxy Statement entitled "Audit Committee Report."

     The Compensation Committee sets compensation policy and administers Rim Semiconductor's cash and equity incentive programs for the purpose of attracting and retaining skilled executives who will promote Rim Semiconductor's business goals and build shareholder value. The Committee is also responsible for reviewing and making recommendations to the Board regarding all forms of compensation to be provided to the Company's named executive officers, including stock compensation and bonuses. The Compensation Committee met one time during the 2005 fiscal year. For additional information regarding the Compensation Committee, see the section of this Proxy Statement entitled "Compensation Committee Report."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
-----------------------------------------------------------

     There are no compensation committee interlocks between the members of our Compensation Committee and any other entity. Jack L. Peckham and Thomas J. Cooper are the members of the Compensation Committee. Neither of the current members of the Compensation Committee is an officer or employee of ours, nor of any of our subsidiaries. Mr. Cooper served as our Chief Executive Officer from June to December, 2002.

COMPENSATION OF DIRECTORS
-------------------------

     It is our policy to pay each outside director $2,000 for each meeting of our Board of Directors attended and for each committee meeting attended. We also reimburse our directors for reasonable expenses incurred in traveling to and from board or committee meetings. Upon his resignation as a director of the Company in March 2005, Ivan Berkowitz was paid $57,251, representing deferred meeting fees, expense reimbursements and fees for service as Vice Chairman of the Board of Directors accrued and unpaid though the date of his resignation.

     In addition, we have granted stock and stock options to the directors to compensate them for their services. During the fiscal year ended October 31, 2005 we issued 200,000 and 300,000 shares of common stock valued at $30,000 and $45,000 to Mr. Cooper and Mr. Peckham, respectively, to compensate them for their services as directors. Our directors are eligible to receive stock option grants under our 2000 Omnibus Securities Plan. We did not grant options to our directors in 2005.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
------------------------------------------------------

     Shareholders and other interested parties who wish to communicate with the Board may do so by writing to the Chairman of the Board, Board of Directors of Rim Semiconductor Company, 305 NE 102nd Avenue, Suite 105, Portland, Oregon 97220. All communications that relate to matters that are within the scope of the responsibilities of the Board and its Committees are to be forwarded to the Chairman of the Board of Directors. Communications that relate to matters that are within the responsibility of one of the Board Committees will be forwarded to the Chair of the appropriate Committee. Communications that relate to ordinary business matters that are not within the scope of the Board's responsibilities should be sent to the Chief Executive Officer at the above address. Solicitations, junk mail and obviously frivolous or inappropriate communications will not be forwarded, but will be made available to any non-management director who wishes to review them.

                             STOCK PERFORMANCE GRAPH
                             -----------------------

     The graph below compares the cumulative total shareholder return on Rim Semiconductor Company's common stock for the period from October 31, 2000 through October 31, 2005 with the cumulative total return over the same period of the Russell 2000 Index and the line-of-business index for semiconductors and related devices (SIC Code 3674) published by Hemscott, Inc.

     Assuming the value of the investment in our common stock and each index was $100 on October 31, 2000, and that all dividends were reinvested, the graph compares our cumulative total return with each of these referent indices plotted on an annual basis.

                                [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
                           2000      2001     2002     2003      2004      2005
                           ----      ----     ----     ----      ----      ----
RIM SEMICONDUCTOR CO.     100.00     7.10     6.26     4.59      1.46      0.38
SIC CODE INDEX            100.00    46.49    28.62    54.90     38.26     39.95
RUSSELL 2000 INDEX        100.00    86.03    75.05    106.13    117.79    130.46
--------------------------------------------------------------------------------

 BENEFICIAL OWNERSHIP OF CERTAIN SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS
 ------------------------------------------------------------------------------

     The following table sets forth information as of February 1, 2006, concerning shares of our common stock beneficially owned by each director and named executive officer and by all directors and executive officers as a group. We are not aware of any persons beneficially owning more than 5% of our common stock.

     In accordance with the rules of the SEC, the table gives effect to the shares of common stock that could be issued upon the exercise of outstanding options and warrants within 60 days of February 1, 2006. Unless otherwise noted in the footnotes to the table and subject to community property laws where applicable, the following individuals have sole voting and investment control with respect to the shares beneficially owned by them. We have calculated the percentages of shares beneficially owned based on 265,663,656 shares of common stock outstanding at February 1, 2006.

                                                 SHARES BENEFICIALLY OWNED
                                                 -------------------------
PERSON OR GROUP                                  NUMBER          PERCENT (1)
---------------                                  ------          -----------

Brad Ketch                                     7,333,333 (2)          2.70%
Ray Willenberg, Jr.                            8,981,613 (3)          3.31%
Jack L. Peckham                                  300,000              *
Thomas J. Cooper                                 832,258 (4)          *

All executive officers and directors as
a group (4 persons)                           17,447,204 (5)          6.29%

* LESS THAN 1%.

(1) Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of unissued shares as to which such person has the right to acquire voting and/or investment power within 60 days.

(2)  Includes options to purchase 5,900,000 shares of Common stock.

(3)  Includes options to purchase 5,300,000 shares of Common stock.

(4)  Includes options to purchase 500,000 shares of Common stock.

(5) Includes options to purchase an aggregate 11,700,000 shares of Common stock.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
             -------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each of our officers and directors and each person who owns more than 10% of a registered class of our equity securities to file with the SEC an initial report of ownership and subsequent reports of changes in such ownership. Such persons are further required by SEC regulation to furnish us with copies of all Section 16(a) forms (including Forms 3, 4 and 5) that they file. Based solely on our review of the copies of such forms received by us with respect to fiscal year 2005, or written representations from certain reporting persons, we believe all of our directors and executive officers met all applicable filing requirements, except as described in this paragraph. Ray Willenberg, Jr. and Brad Ketch each filed late Form 5's for fiscal year 2005. Each Form 5 reported five transactions. Brad Ketch also filed a late Form 4 during fiscal year 2005 reporting four transactions, three of which should have been reported earlier. Thomas J. Cooper filed a late Form 4 during fiscal year 2005 reporting two transactions. Ray Willenberg, Jr. filed a late Form 4 during fiscal year 2005 reporting two transactions, and another late Form 4 reporting two transactions, one of which should have been reported earlier. Finally, Jack L. Peckham, who joined us as a Director in March of 2005, filed a late Form 3 in February 2006. Mr. Peckham also filed a late Form 4 for fiscal year 2005 in February 2006, reporting one transaction.

                      EQUITY COMPENSATION PLAN INFORMATION
                      ------------------------------------

     We have three compensation plans (excluding individual stock option grants outside of such plans) under which our equity securities are authorized for issuance to employees, directors and consultants in exchange for services - the 2000 Omnibus Securities Plan (the "2000 Plan"), the 2001 Stock Incentive Plan (the "2001 Plan"), and the 2003 Consultant Stock Plan (the "Consultant Plan") (collectively, the "Plans"). Our shareholders approved the 2000 Plan and 2001 Plan, and the Consultant Plan has not yet been submitted to the shareholders for approval.

     The following table presents information as of October 31, 2005 with respect to compensation plans under which equity securities were authorized for issuance, including the 2000 Plan, the 2001 Plan, the Consultant Stock Plan and agreements granting options or warrants outside of these plans.

                                      NUMBER OF SECURITIES
                                        TO BE ISSUED UPON        WEIGHTED-AVERAGE           NUMBER OF SECURITIES
                                           EXERCISE OF           EXERCISE PRICE OF        REMAINING AVAILABLE FOR
                                      OUTSTANDING OPTIONS,     OUTSTANDING OPTIONS,    FUTURE ISSUANCE UNDER EQUITY
                                       WARRANTS OR RIGHTS       WARRANTS OR RIGHTS           COMPENSATION PLANS
                                       ------------------       ------------------           ------------------
Equity compensation plans
   approved by security holders                993,750            $       0.97                    1,506,250

Equity compensation plans not
   approved by security holders             66,712,757            $       0.26                           --
                                            ----------            ------------                 ------------

Total                                       67,706,507            $       0.27                    1,506,250
                                            ==========            ============                 ============

NON-SHAREHOLDER APPROVED PLANS
------------------------------

     The following is a description of outstanding options and warrants granted to employees, directors, advisory directors, consultants and investors outside of the Plans.

     As of October 31, 2005, we have outstanding options and warrants to purchase an aggregate of 66,712,757 shares of our common stock that were granted outside of the Plans.

     We have outstanding options to purchase 375,000 shares of common stock that were granted during fiscal 2001 outside of the Plans. These options, which expire ten years from their grant date, were granted to five advisory directors at exercise prices ranging from $1.07 to $4.00. All of these options have vested.

     We have outstanding options to purchase an aggregate of 525,000 shares of common stock that were granted during fiscal 2002 outside of the Plans to a director and a consultant. These options expire ten years from their grant date. 500,000 of the options have an exercise price of $0.39, and the remaining options have an exercise price of $1.02. All of these options have vested.

     We have outstanding options to purchase 15,000,000 shares of common stock that were granted in fiscal 2005 outside of the Plans. 1,000,000 options were granted to a consultant at an exercise price per share of $0.15, and expire four years from their grant date. 7,000,000 options were granted to each of Brad Ketch and Ray Willenberg, Jr. at an exercise price per share of $0.17, and were to expire ten years from their grant date. All of these options have vested, but the options granted to Mr. Ketch and Mr. Willenberg were canceled by agreement effective January 1, 2006.

     There are outstanding warrants to purchase an aggregate of 100,000 shares of common stock that were granted during fiscal 2001 to a consultant. These warrants have a five year term and an exercise price of $2.50 with respect to 50,000; $5.00 with respect to 25,000 and $10.00 with respect to 25,000.

     There are outstanding warrants that were granted during fiscal 2002 to two consultants to purchase an aggregate of 200,000 shares of common stock outside of the Plans. These warrants have an exercise price of $0.51 and expired in November 2005.

     There are outstanding warrants that we granted during fiscal 2003 to a consultant to purchase 600,000 shares of common stock outside of the Plans. These warrants have a 35-month term (under certain circumstances the Company may accelerate the expiration date) and an exercise price of $0.15.

     There are outstanding warrants to purchase an aggregate of 9,899,999 shares of common stock that we granted during fiscal 2004 to placement agents. These warrants have terms of five years and an exercise price of $0.15 with respect to 233,334 and $0.25 with respect to 9,666,665.

     There are outstanding warrants to purchase an aggregate of 120,000 shares of common stock that we granted during fiscal 2004 to four convertible note holders. These warrants have a three year term and an exercise price of $0.25.

     There are outstanding warrants to purchase an aggregate of 39,592,758 shares of common stock that we granted during fiscal 2005 to placement agents. These warrants have terms of 15 months with respect to 12,443,442; 36 months with respect to 2,262,443 and 39 months with respect to 24,886,873. These warrants have an exercise price of $0.1547 with respect to 12,443,442 and $0.3094 with respect to 27,149,316.

     There are outstanding warrants to purchase 200,000 shares of common stock that we granted during fiscal 2005 to a consultant. These warrants have a term of three years and an exercise price of $0.12.

     The Consultant Plan was adopted in January 2003 and authorizes the issuance of up to 6,000,000 non-qualified stock options or stock awards to consultants to the Company. Directors, officers and employees are not eligible to participate in the Consultant Plan. To date, we have issued a total of 3,200,000 shares of common stock under the Consultant Plan to four consultants.

                      INFORMATION CONCERNING OUR MANAGEMENT
                      -------------------------------------

     Our executive officers are elected by and serve at the pleasure of our Board of Directors. For biographical information about our executive officers, see the section of this Proxy Statement entitled "Item 1, Election of Directors."

EXECUTIVE COMPENSATION
----------------------

     The following table sets forth all compensation for each of the last three fiscal years awarded to, or earned by, our Chief Executive Officer and all other executive officers serving as such at the end of 2005 whose salary and bonus exceeded $100,000 for the year ended October 31, 2005 or who, as of October 31, 2005, was being paid a salary at a rate of $100,000 per year.

                                            SUMMARY COMPENSATION TABLE
                                            --------------------------

                                                                                           Securities
     Name and Principal                                                   Other Annual     Underlying
     Position(s)                  Year      Salary           Bonus        Compensation      Options
     -----------                  ----      ------           -----        ------------      -------
     BRAD KETCH                   2005    $ 250,000        $  70,000       $ 170,000(1)     7,000,000
     President and                2004    $ 250,000(2)            --       $  86,667(3)            --
     Chief Executive              2003    $ 244,167(4)            --              --        1,500,000
     Officer (and Principal
     Financial Officer)

     RAY WILLENBERG, JR.          2005    $  84,896        $ 212,450(5)    $ 170,000(6)     7,000,000
     Chairman of the Board,       2004    $ 175,000(7)     $ 152,176       $ 176,667(8)            --
     Executive Vice President     2003    $ 175,000(9)     $ 154,677              --               --

(1) Represents the issuance to Mr. Ketch in April 2005 of 1,000,000 shares of common stock.

(2)  Includes $45,380 paid in 2005.

(3) Represents the issuance to Mr. Ketch in December 2003 of 40,000 shares of common stock in lieu of $10,000 of deferred payroll, and the issuance to Mr. Ketch in March 2004 of 333,333 shares of common stock valued at $76,333.

(4)  Includes $43,000 paid in 2005.

(5)  These amounts are accrued but unpaid.

(6) Represents the issuance to Mr. Willenberg in April 2005 of 1,000,000 shares of common stock.

(7)  Includes $46,250 paid in 2005.

(8) Represents the issuance to Mr. Willenberg in December 2003 of 400,000 shares of common stock in lieu of $100,000 of unpaid bonuses, and the issuance to Mr. Willenberg in March 2004 of 333,333 shares of common stock valued at $76,667.

(9)  Includes $9,269 paid in 2005.

     In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted for the named executive officers because the aggregate amount of these perquisites and other personal benefits was less than the lesser of $50,000 or 10% of annual salary and bonuses for the named executive officers.

OPTION GRANTS IN THE LAST FISCAL YEAR
-------------------------------------

     The following table sets forth information concerning individual grants of stock options made during the year ended October 31, 2005 to each of the named executive officers:

                        NUMBER OF SECURITIES     % OF TOTAL OPTIONS
                         UNDERLYING OPTIONS     GRANTED TO EMPLOYEES    EXERCISE      EXPIRATION
                               GRANTED             IN FISCAL YEAR         PRICE          DATE
                               -------             --------------         -----          ----
Brad Ketch                    1,000,000(1)               7.1%            $ 0.17      April 5, 2015
                              6,000,000(1)              42.9%            $ 0.17      April 5, 2015

Ray Willenberg, Jr.           1,000,000(1)               7.1%            $ 0.17      April 5, 2015
                              6,000,000(1)              42.9%            $ 0.17      April 5, 2015

(1)  These options were canceled by agreement effective January 1, 2006.


AGGREGATE OPTIONS EXERCISED IN 2005 AND YEAR-END OPTION VALUES
--------------------------------------------------------------

     The named executive officers did not exercise any stock options during the year ended October 31, 2005. The following table sets forth information as of October 31, 2005 concerning options held by the named executive officers. None of these options were in-the-money as of October 31, 2005, and all such options were canceled by agreement effective January 1, 2006.

                                                      NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                 UNDERLYING UNEXERCISED OPTIONS             IN-THE-MONEY
                                                       AT FISCAL YEAR END            OPTIONS AT FISCAL YEAR END
                                                       ------------------            --------------------------
                          SHARES        VALUE
                        ACQUIRED ON   REALIZED
                        EXERCISE (#)     ($)      EXERCISABLE      UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
                        ------------     ---      -----------      -------------     -----------     -------------
Brad Ketch                   --          --        1,000,000         6,000,000        $      --        $     --
Ray Willenberg, Jr.          --          --        1,000,000         6,000,000               --              --

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS
---------------------------------------------

     BRAD KETCH. On December 2, 2002, we entered into an employment agreement with Brad Ketch pursuant to which Mr. Ketch was retained as our Chief Executive Officer. The agreement had a three-year initial term and provided for Mr. Ketch to receive an initial base salary of $250,000, with an annual bonus to be paid at the discretion of the Board of Directors in either cash or stock. In December 2005, this agreement was automatically renewed for an additional one year term. If Mr. Ketch is terminated without "cause" or leaves Rim Semiconductor for "good reason," each as defined in his agreement, he will receive a severance payment equal to two years of his base salary on the date of termination. If he is terminated without cause or with good reason within one year after a "change of control," as defined in his agreement, he will receive a severance payment equal to two years of his base salary and an amount equal to two times the amount of his last bonus received.

     RAY WILLENBERG, JR. On March 3, 2005, we entered into an employment agreement with Mr. Willenberg pursuant to which he continues to serve as our Executive Vice President for a term of three years commencing on March 23, 2005, subject to the earlier of (i) his death or Disability (as defined in the agreement); (ii) the termination of the agreement by either party without cause on written notice; or (iii) termination of the agreement by us for Cause (as defined in the agreement).

     Under this agreement, Mr. Willenberg is entitled to receive a payment based upon any equity or long-term debt financing we obtain during the term of the agreement or the twelve month period after the termination thereof from any source introduced to us by Mr. Willenberg or as a result of Mr. Willenberg's personal efforts. These payments will equal 6% of the aggregate annual proceeds of such financings up to $2 million; 5% of the aggregate annual proceeds of such financings in excess of $2 million and up to $5 million; and 4% of the aggregate annual proceeds of such financings in excess of $5 million. Mr. Willenberg is also entitled to be paid a bonus equal to the amount, if any, paid as a bonus to our Chief Executive Officer in connection with the successful commercialization of our technologies. Mr. Willenberg is not paid a fixed salary for his services under his employment agreement.

     Under his employment agreement, we also granted Mr. Willenberg a right of first refusal to purchase our equity interest in Top Secret Productions, LLC in the case of a bona fide third-party offer to purchase that interest or our determination to offer that interest for sale at a specified price.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
----------------------------------------------

     On July 21, 2004, the Company entered into a one-year $100,000 revolving line of credit with a bank. Ray Willenberg, Jr., Executive Vice President and Chairman of the Company, guaranteed the repayment of the line of credit, and the Company agreed to indemnify Mr. Willenberg for any losses or expenses he may incur as a result of providing such security. The line of credit expired on August 10, 2005.

     On March 23, 2005, we issued in favor of Mr. Willenberg a non-interest bearing convertible promissory note ("Note") in the principal amount of $383,910.72. The Note was issued in evidence of our obligation for deferred compensation. The terms of the Note provide that, beginning April 1, 2005, Mr. Willenberg is to be paid a monthly amount not less than the monthly base salary paid to the Company's Chief Executive Officer. However, if the Company determines in its sole discretion that it has the financial resources available, it shall pay up to $20,833 per month. As of February 28, 2006, the balance on the Note was $89,539.47.

                             AUDIT COMMITTEE MATTERS
                             -----------------------

AUDIT COMMITTEE REPORT
----------------------

     Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal accounting control. The Audit Committee monitors the Company's financial reporting processes and the systems of internal accounting control, the independence and the performance of the independent auditors, and the performance of the internal auditors. The Audit Committee adopted a written charter governing its actions on June 26, 2000.

     In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements with management, including a discussion of the acceptability as well as the appropriateness of significant accounting principles. The Audit Committee also reviewed with management the reasonableness of significant estimates and judgments made in preparing the financial statements as well as the clarity of the disclosures in the financial statements.

     The Audit Committee reviewed with our independent accountants, Marcum & Kliegman, LLP ("Marcum"), its judgments as to the acceptability as well as appropriateness of the Company's application of accounting principles. Marcum has the responsibility for expressing an opinion on the conformity of the Company's audited financial statements with U.S. generally accepted accounting principles. The Audit Committee also discussed with Marcum matters required to be discussed under Statement on Auditing Standards No. 61 (Communicating with Audit Committees).

     In addition, the Audit Committee discussed with Marcum its independence from management and the Company, the matters included in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the impact on auditor independence of non-audit related services provided to us by Marcum during the 2005 fiscal year. The Committee concluded that Marcum is independent from the Company and its management.

     The Audit Committee discussed with Marcum the overall scope and plans for its audit. The Audit Committee meets with Marcum with and without management present to discuss the results of its audits, its opinions of the Company's system of internal controls, and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions noted above, the Audit Committee recommended to the full Board of Directors that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended October 31, 2005 for filing with the SEC.

                                                THE AUDIT COMMITTEE:

                                                Jack L. Peckham

THE INFORMATION CONTAINED IN THE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCED INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE IN SUCH FILING.

INDEPENDENT AUDITOR FEE INFORMATION
-----------------------------------

     Aggregate fees for professional services rendered for the Company by Marcum for the fiscal years ended October 31, 2004 and 2005 are set forth below.

                           Fiscal Year Ended       Fiscal Year Ended
                            October 31, 2005        October 31, 2004
--------------------------------------------------------------------
Audit Fees                       $237,347                $146,906
--------------------------------------------------------------------
Audit Related Fees                     $0                 $77,108
--------------------------------------------------------------------
Tax Fees                          $11,510                 $13,784
--------------------------------------------------------------------
All Other Fees                    $12,509                      $0
--------------------------------------------------------------------
Total                            $261,366                $237,799
--------------------------------------------------------------------

     AUDIT FEES were for professional services rendered for the audits of the consolidated financial statements of the Company, quarterly review of the financial statements included in Quarterly Reports on Form 10-QSB, consents, and other assistance required to complete the year-end audit of the consolidated financial statements. AUDIT-RELATED FEES were for assurance and related services reasonably related to the performance of the audit or review of financial statements and not reported under the caption Audit Fees. TAX FEES were for professional services related to tax compliance, tax authority audit support and tax planning. All Other Fees include any other fees charged by the Company's auditors that are not otherwise specified.

                          COMPENSATION COMMITTEE REPORT
                          -----------------------------

     The Compensation Committee sets compensation policy and administers Rim Semiconductor's cash and equity incentive programs for the purpose of attracting and retaining skilled executives who will promote Rim Semiconductor's business goals and build shareholder value. The Committee is also responsible for reviewing and making recommendations to the Board regarding all forms of compensation to be provided to the Company's named executive officers, including stock compensation and bonuses.

     The policy of the Compensation Committee is to attract and retain key personnel through the payment of competitive base salaries and to encourage and reward performance through bonuses and stock ownership. The Committee's objectives are to ensure that:

     o    there is an appropriate relationship between executive
     o    compensation and the creation of shareholder value;
     o the total compensation program will motivate, retain and attract quality executives; and
     o current cash and equity incentives are competitive with comparable companies.

     ELEMENTS OF COMPENSATION
     ------------------------

     Compensation for officers and key executives includes:

     o    Annual cash compensation in the form of base salary;
     o    Discretionary or contractual bonuses;
     o    Equity elements through the issuance of stock and stock options; and
     o    Employee benefits, such as health insurance.

          SALARY AND BONUS
          ----------------

     Cash compensation consists of base salary, which is determined based upon the level of responsibility, expertise and experience of the executive and the competitive conditions of the industry.

          EQUITY ELEMENTS
          ---------------

     Ownership of Rim Semiconductor's common stock is a key element of executive compensation. The Committee believes that a significant portion of executive compensation should be dependent upon the value created for the shareholders. Officers and other employees of Rim Semiconductor are eligible to participate in the Company's 2000 Omnibus Securities Plan. This plan allows the Board or the Committee to grant stock options to employees on such terms as the Board or the Committee may determine. In addition, employees may be granted stock awards or stock options outside of these plans.

          BENEFITS
          --------

     Executive officers also receive benefits generally available to all employees of the Company (such as health insurance). Our executive officers receive only the benefits that are available to all of Rim Semiconductor's employees.

2005 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER
-------------------------------------------------

     During the 2005 fiscal year, the Company's Chief Executive Officer was Brad Ketch, a position he has held since 2002. On December 2, 2002, we entered into an employment agreement with Mr. Ketch. Mr. Ketch receives a base salary of $250,000, with an annual bonus to be paid at the discretion of the Board of Directors in either cash or stock. During fiscal 2005, Mr. Ketch received a $70,000 bonus. He also was issued 1,000,000 shares of our common stock (valued at $170,000 when granted) in exchange for the cancellation of 1,955,000 options that had previously been issued to him. Finally, Mr. Ketch received options to purchase 7,000,000 shares of common stock at an exercise price of $0.17 per share. Of these options, 1,000,000 vested upon the closing of the Company's $3.5 million financing in May 2005 and the remainder vested in December 2005 upon the Company's release of the EmbarqTM E30 digital signal processor (Release 1.3). These options were canceled by agreement effective January 1, 2006.

                                           THE COMPENSATION COMMITTEE:

                                           Thomas J. Cooper, Chairman
                                           Jack L. Peckham

THE INFORMATION CONTAINED IN THE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCED INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE IN SUCH FILING.


                   ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS
                   ------------------------------------------

     Our annual meetings are held each year at a time and place designated by our Board of Directors in the notice of the meeting. Copies of our bylaws are available upon written request made to the Secretary of Rim Semiconductor at the address below. The requirements described below do not supersede the requirements or conditions established by the SEC for shareholder proposals to be included in our proxy materials for a meeting of shareholders. The chairman of the meeting may refuse to bring before a meeting any business not brought in compliance with applicable law and our bylaws.

SHAREHOLDER PROPOSALS
---------------------

     Our bylaws provide that shareholder proposals and director nominations by shareholders may be made in compliance with certain advance notice, informational and other applicable requirements. With respect to shareholder proposals (concerning matters other than the nomination of directors), the individual submitting the proposal must file a written notice with the Secretary of Rim Semiconductor at 305 NE 102nd Avenue, Suite 105, Portland, Oregon 97220 setting forth certain information, including the following:

     o a brief description of the business desired to be bought before the meeting and the reasons for conducting that business at the meeting;
     o    the name and address of the proposing shareholder;
     o the number of shares of Common stock beneficially owned by the proposing shareholder; and
     o    any material interest of the proposing shareholder in such business.

     The notice must be delivered to the Secretary (1) at least 30, but no more than 60, days before any scheduled meeting or (2) if less than 40 days notice or prior public disclosure of the meeting is given, by the close of business on the 10th day following the giving of notice or the date public disclosure was made, whichever is earlier.

BOARD NOMINATIONS
-----------------

     A shareholder may recommend a nominee to become a director of Rim Semiconductor by giving the Secretary of Rim Semiconductor (at the address set forth above) a written notice setting forth the following information concerning each person the shareholder proposes to nominate:

     o    the name, age, business address and residence of the person;
     o    the principal occupation or employment of the person;
     o    the number of shares of Common stock beneficially owned by the person;
          and
     o any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules of the SEC.

     The shareholder's notice must also contain the following information concerning the proposing shareholder:

     o    the name and record address of the proposing shareholder; and
     o the number of shares of Common stock beneficially owned by the proposing shareholder.

     Such nominations must be made pursuant to the same advance notice requirements for shareholder proposals set forth in the preceding section.

                       WHERE YOU CAN FIND MORE INFORMATION
                       -----------------------------------

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at www.sec.gov. Statements contained in this proxy statement regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the SEC.

                PROPOSALS FOR CONSIDERATION AT THE ANNUAL MEETING
                -------------------------------------------------

ITEM 1.  ELECTION OF DIRECTORS
         ---------------------

     The Board of Directors of Rim Semiconductor has currently set the number of directors constituting the whole board at four. At the Annual Meeting, you and the other shareholders will elect four individuals to serve as directors until the 2007 Annual Meeting of Shareholders and their successors are elected and qualified. All nominees are currently serving as directors of Rim Semiconductor.

     Directors need the affirmative vote of holders of a plurality of the shares represented in person or by proxy at the Meeting to be elected. Neither abstentions nor broker non-votes will have any effect on the election of directors.

     The persons designated as proxies will vote the enclosed proxy for the election of all of the nominees unless you direct them to withhold your vote for any one or more of the nominees. If any nominee becomes unable to serve as a director before the meeting (or decides not to serve), the individuals named as proxies may vote for a substitute or we may reduce the number of members of the board. We recommend a vote FOR each of the nominees.

     The names, ages and positions of our directors, executive officers and key employees are as follows:

NAME                       AGE    POSITION
----                       ---    --------
Brad Ketch                  43    President, Chief Executive Officer, Secretary,
                                  Principal Financial Officer and Director
Ray Willenberg, Jr.         54    Chairman of the Board and Executive Vice
                                  President
Jack L. Peckham             56    Director(1)
Thomas J. Cooper            56    Director(2)

--------------------
(1)  Audit Committee and Compensation Committee Member
(2)  Compensation Committee Member

     The business experience, principal occupations and employment, as well as the periods of service, of each of our directors and executive officers during at least the last five years are set forth below.

     BRAD KETCH has served the Company in various roles since March 2002. In March 2002, Mr. Ketch became a consultant with us on our broadband technology and served in that capacity until July 2002, when he became our Chief Marketing Officer. He has served as our President and Chief Executive Officer, as well as a director, since December 2002. With over 19 years experience creating shareholder value through broadband telecommunications products and services, Mr. Ketch, from October 2001 to March 2002, served as CEO of Kentrox LLC, a manufacturer and marketer of data networking equipment. At Kentrox, Mr. Ketch was responsible for a company with 260 employees and $90 million in annual revenues. From January 2001 to October 2001 Mr. Ketch implemented strategic plans for telecom service providers and equipment manufacturers through his telecommunications consulting company, Brad Ketch & Associates, of which he was founder and President. From February 1999 to January 2001 he was Senior Vice President of Sales and Marketing for HyperEdge Corporation, a company he co-founded. HyperEdge acquired and integrated broadband access equipment manufacturers to further enable service providers to deliver broadband access to the "Last Mile." From August 1997 through February 1999, Mr. Ketch implemented strategic business and technical plans for competitive local exchange carrier network access and created products targeted at the incumbent local exchange carrier market as a consultant to various telecommunications companies as a consultant with Brad Ketch & Associates. Prior to August 1997 he served in various capacities at Nortel, Advanced Fibre Communications and Cincinnati Bell. Mr. Ketch has a Bachelor of Arts degree in Economics from Wheaton College and a MBA from Northwestern University.

     RAY WILLENBERG, JR. served as our President, Chief Executive Officer and Chairman of the Board from April 1997 to March 2002, and was elected a director in October 1996. Mr. Willenberg joined us as Vice President and corporate Secretary in 1996. He currently serves as our Executive Vice President and Chairman of the Board of Directors. From 1972 to 1995, Mr. Willenberg was Chief Executive Officer of Mesa Mortgage Company in San Diego, California.

     JACK L. PECKHAM is a founder and director of Heritage Bank of Commerce in San Jose, California, and serves on its audit and compensation committees. He is currently the Chairman and CEO of Broadband Graphics, a company which owns and licenses intellectual property in the areas of video and desktop computing. From 1985 through 1998, Mr. Peckham held various positions at ATMEL Corporation (www.atmel.com), retiring as its General Manager. He received an MA and a BA in Finance and marketing from Burdette College, Boston.

     THOMAS J. COOPER has served as a member of our Board of Directors since March 2002. From June 1 to December 2, 2002, Mr. Cooper served as our President and Chief Executive Officer. Mr. Cooper has been engaged in the development, creation and management of global sales and marketing platforms for businesses operating in the areas of high technology, real estate, office automation, and telecommunications for the past 30 years. Mr. Cooper is currently the Senior Vice President of Sales and Marketing of Artimi, Inc. (www.artimi.com) a fabless semiconductor firm based in Santa Clara, California serving new markets with Ultra Wideband wireless technology and products. From 1994 to 2002, Mr. Cooper served in various high-ranking positions at Conexant (formerly Virata), most recently as Senior Vice President, Corporate Development (from July 1999 to February 2002), where he was responsible for the development and implementation of long range growth strategies, including defining global partnership initiatives; identifying potential acquisition and joint venture candidates; and directing strategic investment of corporate capital into select ventures in which the company acquired minority stakes. From 1994 until 1999, Mr. Cooper served as Virata's Senior Vice President, Worldwide Sales and Marketing, where he oversaw all aspects of the company's product sales and marketing, corporate marketing/communications and public relations. Mr. Cooper has a Bachelor of Arts degree in English Literature from Hamilton College and an MBA from the University of Toledo, Ohio.

ITEM 2.  RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
         ----------------------------------------------

     The Audit Committee and the Board of Directors have appointed Marcum & Kliegman, LLP ("Marcum") to serve as our independent public accountants for the fiscal year ending October 31, 2006 and is soliciting your ratification of that appointment.

     Marcum has served as our independent public accountants since September 2002. In their role as independent public accountants, Marcum reports on our financial statements. They also provide general accounting and tax consulting. We do not anticipate that a representative of Marcum will be present at the Meeting.

     Your ratification of the Board's selection of Marcum is not necessary because the Audit Committee and Board of Directors have responsibility for selection of our independent public accountants. However, the Board of Directors and the Audit Committee will take your vote on this proposal into consideration when selecting our independent public accountants in the future.

     To ratify the appointment of Marcum as our independent public accountants for the current fiscal year, shareholders holding a majority of the shares represented in person or by proxy at the Meeting must affirmatively vote to approve the matter. Abstentions have the same effect as votes "against" the proposal, while broker non-votes have no effect.

     We recommend a vote FOR the ratification of Marcum as our independent public accountants for the current fiscal year.

ITEM 3.  AMENDMENT TO ARTICLE IV OF OUR ARTICLES OF INCORPORATION TO INCREASE
         --------------------------------------------------------------------
         OUR AUTHORIZED COMMON STOCK
         ---------------------------

     Our Board of Directors recommends that the shareholders approve an amendment to Article IV of our Articles of Incorporation to increase the number of authorized shares of our common stock from 500 million to 900 million shares.

     Each share of newly authorized common stock will have the same rights and privileges as each share of existing common stock. Until an authorized share of common stock is issued, it is not counted in the number of shares that are outstanding, does not have a vote, and does not decrease our earnings or loss per share. The amendment will not affect the number of shares of preferred stock currently authorized.

REASONS FOR THE AMENDMENT
-------------------------

     As of February 27, 2006, we had ___________ shares of common stock outstanding. We also had approximately ____________ shares of common stock reserved for possible future issuance in connection with outstanding options, warrants and convertible notes and debentures. Some of these shares may never actually be issued. For example, some of our outstanding options may not vest, and some of our outstanding options and warrants have exercise prices well in excess of our current market price per share, making their exercise unlikely. Nevertheless, we intend to keep reserved for future issuance a sufficient number of shares of our authorized common stock to honor our commitment to issue common stock in the event these options or warrants are exercised or convertible securities are converted.

     In addition, we believe it will be necessary for us to issue additional common stock or debt convertible into our common stock in order to generate funds to pay current liabilities as they come due, as well as to meet our operating requirements, prior to the receipt of revenues from our semiconductor business. In January 2006, we entered into a bridge loan agreement with a third party pursuant to which we borrowed $750,000 from the lender. An amount equal to 108% of the principal amount of the loan is due and payable on the earlier of May 25, 2006 or the date we effect a financing transaction or series of transactions resulting in gross proceeds to us of at least $2,000,000. We will require additional funds to repay the bridge loan upon maturity, continue to meet our other liquidity needs and satisfy our current business plan.

     The Board of Directors believes that the proposed increase in authorized common stock is advisable to satisfy our current and potential future commitments to reserve shares, notwithstanding the fact that many of these reserved shares of common stock may never be issued. The Board of Directors also believes that having additional shares of common stock available for issuance, without the delay necessitated by a shareholders meeting, will benefit us under many circumstances by providing us with the flexibility required to consider and respond to future business opportunities and financial needs as they arise.

     To the extent that shares of common stock are authorized but not issued in connection with the above transactions, such shares will be available for our issuance in the future. Shareholder approval will not be required for any such future issuance, except as may be required by applicable law or the rules of any stock exchange on which our securities may then be listed. The Board of Directors believes that the availability of additional authorized shares may allow Rim Semiconductor to redeem, convert or restructure indebtedness, issue stock dividends or distributions, take prompt advantage of market and other conditions in connection with possible financings, and issue common stock for other proper corporate purposes when such action is deemed advisable or desirable by the Board of Directors. Although we are generally exploring possible future financings, we have no current plans or arrangements regarding the issuance of these additional authorized shares in connection with any of the foregoing matters. The issuance of any of these additional authorized shares will dilute the ownership interest of existing shareholders in the company. Any additional issuance of common stock also could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise.

     None of the authorized shares of Rim Semiconductor Company are currently subject to any preemptive rights.

PROPOSED AMENDMENT
------------------

     In order to increase the number of authorized shares of our common stock, we will need to amend the first paragraph of Article Four of our Articles of Incorporation. Currently, our Articles of Incorporation provide for the issuance of up to 500 million shares of common stock. The Board of Directors unanimously adopted a resolution proposing and declaring advisable that Article Four of our Articles of Incorporation be amended in order to increase the number of authorized shares of common stock to 900 million shares and recommending the adoption of the proposed amendment by our shareholders. If the shareholders approve this proposal, it will become effective upon filing of an amendment to the Articles of Incorporation with the Secretary of State of the State of Utah.

REQUIRED VOTE; BOARD RECOMMENDATION
-----------------------------------

     Approval of the proposed amendment requires the affirmative vote of shareholders holding a majority of the total voting power of the common stock. Abstentions and broker non-votes have the same effect as votes "against" the proposal.

     We recommend a vote FOR the proposal to amend Article IV of our Articles of Incorporation to increase our authorized common stock to 900 million shares.

ITEM 4.  AMENDMENT TO SECTION B(2) OF ARTICLE IV OF OUR ARTICLES OF
         ----------------------------------------------------------
         INCORPORATION RELATING TO OUR PREFERRED STOCK
         ---------------------------------------------

     Our Board of Directors recommends that the shareholders approve an amendment to Section B(2) of Article IV of our Articles of Incorporation. That section relates to our preferred stock, and the Board's ability without shareholder approval to designate series of preferred stock and determine the rights, preferences and limitations of preferred stock.

     Utah law permits a board of directors to take the following additional action with respect to preferred stock, provided the Articles of Incorporation permit such action:

     o Alter or revoke the preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class or series of preferred stock, and

     o Increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series, provided that the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series.

     The Board believes it would be in the best interest of the Corporation and its shareholders for it to have the right to take the above actions with respect to the Company's preferred stock, without shareholder approval. This authority is consistent with the authority the Board presently has to issue, designate and fix the rights, preferences and limitations of the preferred stock. Providing this authority to the Board would not impact the common stock or any issued and outstanding preferred stock. Rather, it merely provides the Board the authority to modify designations of preferred stock that it previously created without shareholder approval.

PROPOSED AMENDMENT
------------------

     If approved, the text of Paragraph (B)(2) of Article IV would read as follows:

               "(2) Preferred Stock. The Board of Directors, without shareholder action but subject to any limitations and restrictions stated in these Articles of Incorporation, may from time to time issue Preferred Stock in one or more series, each of such shares to have such terms as stated in the resolution or resolutions providing for the establishment of such series adopted by the Board of Directors of the Corporation as hereinafter provided, and may alter or revoke the preferences, limitations, and relative rights granted to or imposed upon any wholly unissued Preferred Stock or any wholly unissued series of Preferred Stock. Except as otherwise expressly stated in the resolution or resolutions providing for the establishment of a series of Preferred Stock, any shares of Preferred Stock that may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise expressly provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of stock for the purpose of voting by classes unless expressly provided in the resolution or resolutions providing for the establishment thereof. The Board of Directors of the Corporation are hereby expressly authorized by resolution to issue, from time to time, shares of Preferred Stock in one or more series, to increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series, provided that the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series and, in connection with the establishment of any such series by resolution or resolutions, to determine and fix the number of shares constituting that series and the distinctive designation of that series and to determine and fix such voting powers, full or limited, or no voting powers, and such other powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated in such resolution or resolutions, all to the fullest extent permitted by the Utah Revised Business Corporation Act. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any series of Preferred Stock may, to the extent permitted by law, provide that such series shall be superior to, rank equally with or be junior to the Preferred Stock of any other series. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any series of Preferred Stock, no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of these Articles of Incorporation."

     If the shareholders approve this proposal, it will become effective upon filing of an amendment to the Articles of Incorporation with the Secretary of State of the State of Utah.

REQUIRED VOTE; BOARD RECOMMENDATION
-----------------------------------

     Approval of the proposed amendment requires the affirmative vote of shareholders holding a majority of the total voting power of the common stock. Abstentions and broker non-votes have the same effect as votes "against" the proposal.

     We recommend a vote FOR the proposal to amend Section (B)(2) of Article IV of our Articles of Incorporation.


ITEM 5.  AMENDMENT TO ARTICLE IV OF OUR ARTICLES OF INCORPORATION TO DELETE
         ------------------------------------------------------------------
         PARAGRAPH (C) OF ARTICLE IV
         ---------------------------

     Our Board of Directors recommends that the shareholders approve an amendment to Article IV of our Articles of Incorporation to authorize the Board of Directors to eliminate Paragraph (C) of Article IV.

     Paragraph 2(C) of Article IV contains the language necessary to implement the 1-for-4 reverse stock split that was effected in 2000. The text of paragraph
(C) of Article IV ceased to have any effect after the reverse stock split was completed. As a result, the Board believes it is in the best interest of the Company and its shareholders to delete this unnecessary text from the Articles of Incorporation.

     The Board of Directors unanimously adopted a resolution proposing and declaring advisable that Article Four of our Articles of Incorporation be amended in order to authorize the Board of Directors to eliminate Paragraph (C) and recommending the adoption of the proposed amendment by our shareholders. If approved, the text of Paragraph (C) of Article Four would be deleted. If the shareholders approve this proposal, it will become effective upon filing of an amendment to the Articles of Incorporation with the Secretary of State of the State of Utah.

REQUIRED VOTE; BOARD RECOMMENDATION
-----------------------------------

     Approval of the proposed amendment requires the affirmative vote of shareholders holding a majority of the total voting power of the common stock. Abstentions and broker non-votes have the same effect as votes "against" the proposal.

     We recommend a vote FOR the proposal to amend Article IV of our Articles of Incorporation to delete Paragraph (C) of Article IV.

ITEM 6.  AMENDMENT TO OUR ARTICLES OF INCORPORATION TO CANCEL THE DESIGNATIONS
         ---------------------------------------------------------------------
         OF OUR SERIES A THROUGH G PREFERRED STOCK
         -----------------------------------------

     Our Board of Directors recommends that the shareholders approve an amendment to our Articles of Incorporation to cancel the designations for all seven of our previously designated series of preferred stock, none of which is outstanding.

     Over the past six years, and pursuant to the authority granted to and vested in the Board of Directors of the Company in accordance with the provisions of the Articles of Incorporation, the Board of Directors designated seven series of preferred stock. The Certificates of Designation for each series of preferred stock stated the designation and number of shares, and fixed the relative rights, preferences and limitations of each series of shares.

     The following is a list of the seven series of preferred stock that have been designated by the Board:

      Series A Junior Participating Preferred Stock
      Redeemable Series B Preferred Stock
      Series C Convertible Preferred Stock
      Series D Convertible Preferred Stock
      Series E Convertible Preferred Stock
      Series F Convertible Preferred Stock
      Series G Convertible Preferred Stock

     The Series A preferred stock was issued in connection with the Company's adoption of a shareholder rights plan, commonly known as a "poison pill," which has subsequently expired. As a result, no shares of Series A preferred stock have been or would be issued in the future.

     The Series B preferred stock was issued to Zaiq Technologies, Inc. ("Zaiq") in April 2002. The Company had assumed certain obligations of Adaptive Networks, Inc. to Zaiq as part of its payment to Adaptive for a worldwide, perpetual license to Adaptive's Powerstream (TM) technology, intellectual property, and patent portfolio for use in products relating to all applications in the field of the copper telephone wire telecommunications network. The Series B preferred stock was issued to Zaiq in partial satisfaction of those obligations. These shares were subsequently canceled pursuant to an Exchange Agreement between the Company and Zaiq in April 2005. As a result no shares of Series B preferred stock are outstanding, and because the rights and preferences of those shares were specifically negotiated between the Company and Zaiq, the Company does not intend to issue additional shares of the existing Series B preferred stock.

     The Series C, Series D, Series E, Series F and Series G preferred stock was designated in 2003 in anticipation of loans that were to be made to the Company by a lender. None of the proposed loans was ever made to the Company. The Company has canceled all of these shares for lack of consideration. As a result no shares of Series C through G preferred stock are outstanding. Because the rights and preferences of those shares were specifically negotiated between the Company and the proposed lender, the Company does not intend to issue additional shares of these series.

     Because no shares of these designated series of preferred stock are outstanding, and because the Board does not deem it necessary and in the best interests of the Company to retain the designations for these seven series, it has proposed that the Articles of Incorporation be amended to cancel the designations for seven previously designated series of preferred stock. If the shareholders approve this proposal, it will become effective upon filing of an amendment to the Articles of Incorporation with the Secretary of State of the State of Utah.

REQUIRED VOTE; BOARD RECOMMENDATION
-----------------------------------

     Approval of the proposed amendment requires the affirmative vote of shareholders holding a majority of the total voting power of the common stock. Abstentions and broker non-votes have the same effect as votes "against" the proposal.

     We recommend a vote FOR the proposal to amend our Articles of Incorporation to cancel the designations of our Series A through G preferred stock.

                                  ANNUAL REPORT
                                  -------------

     Enclosed is our Annual Report on Form 10-KSB for the fiscal year ended October 31, 2005, including audited financial statements. Such report does not form any part of the material for the solicitation of proxies.




                        PLEASE TAKE A MOMENT NOW TO VOTE.


                PLEASE SIGN AND RETURN YOUR PROXY CARD OR FOLLOW
  THE PROCEDURES ON THE PROXY CARD FOR VOTING BY TELEPHONE OR VIA THE INTERNET.


                                   THANK YOU.

                            RIM SEMICONDUCTOR COMPANY

                          PROXY SOLICITED ON BEHALF OF
                      THE BOARD OF DIRECTORS OF THE COMPANY
                                     FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 11, 2006

     The undersigned hereby constitutes and appoints BRAD KETCH and RAY WILLENBERG, JR. with full power of substitution, attorney and proxy to represent and to vote all the shares of common stock, par value $.001 per share, of RIM SEMICONDUCTOR COMPANY (the "Company") that the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders of the Company to be held on April 11, 2006, and at any adjournment thereof, on the matters set forth on the reverse side and such other matters as may properly come before the meeting.

MARK ONLY ONE OF THE FOLLOWING BOXES FOR EACH ITEM:
---------------------------------------------------

ITEM 1.  ELECTION OF DIRECTORS
         ---------------------

         Nominees:   BRAD KETCH           RAY WILLENBERG, JR.
                     THOMAS J. COOPER     JACK L. PECKHAM

         |_| VOTE FOR ALL NOMINEES LISTED ABOVE, EXCEPT VOTE WITHHELD AS TO THE FOLLOWING NOMINEES (IF ANY): ___________________________________.

         |_|  VOTE WITHHELD FROM ALL NOMINEES.


ITEM 2.  RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
         ----------------------------------------------

         |_|  FOR       |_| AGAINST       |_| ABSTAIN


ITEM 3.  AMENDMENT TO ARTICLE IV OF THE ARTICLES OF INCORPORATION TO INCREASE
         --------------------------------------------------------------------
         THE AUTHORIZED COMMON STOCK
         ---------------------------

         |_|  FOR       |_| AGAINST       |_| ABSTAIN


ITEM 4.  AMENDMENT TO SECTION (B)(2) OF ARTICLE IV OF THE ARTICLES OF
         ------------------------------------------------------------
         INCORPORATION RELATING TO THE PREFERRED STOCK
         ---------------------------------------------

         |_|  FOR       |_| AGAINST       |_| ABSTAIN

ITEM 5.  AMENDMENT TO ARTICLE IV OF THE ARTICLES OF INCORPORATION TO DELETE
         ------------------------------------------------------------------
         PARAGRAPH (C) OF ARTICLE IV
         ---------------------------

         |_|  FOR       |_| AGAINST       |_| ABSTAIN


ITEM 6.  AMENDMENT TO THE ARTICLES OF INCORPORATION TO CANCEL THE DESIGNATIONS
         ---------------------------------------------------------------------
         OF THE SERIES A THROUGH G PREFERRED STOCK
         -----------------------------------------

         |_|  FOR       |_| AGAINST       |_| ABSTAIN


     In their discretion, upon any other business that may properly come before the meeting or any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted: (i) FOR the election as directors of the nominees of the Board of Directors; (ii) FOR the ratification of the appointment of Marcum & Kliegman, LLP as the independent public accountants of the Company for the year ending October 31, 2006; (iii) FOR the amendment to Article IV of the Articles of Incorporation to increase the authorized common stock; (iv) FOR the amendment to
Article IV of the Articles of Incorporation relating to the preferred stock; (v) FOR the amendment to Article IV of the Articles of Incorporation to delete Paragraph (C) of Article IV; (vi) FOR the amendment to the Articles of Incorporation to cancel the designations of the Series A through G preferred stock; and (vii) in the discretion of the Proxies named in the proxy card on any other proposals to properly come before the Annual Meeting or any adjournment thereof.

     The undersigned acknowledges receipt of the accompanying Proxy Statement dated ____________ ____, 2006.


Dated: ________________, 2006       SIGNATURE OF SHAREHOLDER(S):


                                    ---------------------------------------

                                    (When signing as attorney, trustee,
                                    executor, administrator, guardian, corporate officer, etc., please give full title. If more than one trustee, all should sign. Joint owners must each sign.)

                                    Please date and sign exactly as name appears above.


DO YOU PLAN TO ATTEND THE ANNUAL MEETING?

YES   |_|      NO   |_|